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                                                                   NEWS RELEASE


FOR IMMEDIATE RELEASE

Contact:    Paul S. Feeley
            Senior Vice President, Treasurer and
              Chief Financial Officer
            (617) 628-4000

                    CENTRAL BANCORP, INC. DECLARES QUARTERLY
                           COMMON STOCK CASH DIVIDEND

      SOMERVILLE, MASSACHUSETTS, July 16, 2009 -- Central Bancorp, Inc. (NASDAQ Global Market: CEBK) (the "Company"), today announced that the Company's Board of Directors has declared a quarterly common stock dividend of five ($0.05) cents per share, payable on or about August 21, 2009 to stockholders of record on August 7, 2009.

      Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a standalone 24-hour automated teller machine in Somerville.